EXHIBIT 11

                            DOCUCON, INCORPORATED
                      COMPUTATION OF EARNINGS PER SHARE
                                 (Unaudited)

                                                                             THREE MONTHS                        NINE MONTHS
                                                                          ENDED SEPTEMBER 30                 ENDED SEPTEMBER 30
                                                                    -----------------------------     -----------------------------
                                                                        1997             1996             1997             1996
                                                                    ------------     ------------     ------------     ------------
COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE:
   Net income (loss) from continuing operations ................    $   (135,587)    $    390,584     $    240,303     $    603,967
     Less- Preferred stock dividend requirements ...............         (11,688)         (13,597)         (36,439)         (42,473)
                                                                    ------------     ------------     ------------     ------------

     Net income (loss) from continuing operations
       applicable to common stockholders .......................        (147,275)         376,987          203,864          561,494

     Income (loss) from discontinued operations ................        (281,983)         101,629         (639,874)         120,911
                                                                    ------------     ------------     ------------     ------------

     Net income (loss) applicable to common
      stockholders .............................................    $   (429,258)    $    478,616     $   (436,010)    $    682,405
                                                                    ============     ============     ============     ============

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON
  STOCK OUTSTANDING ............................................      12,447,307       11,978,117       12,401,473       11,914,074

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING
  UPON ASSUMED CONVERSION OF OPTIONS AND WARRANTS ..............            --            578,350             --            567,873
                                                                    ------------     ------------     ------------     ------------

WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
  EQUIVALENTS ..................................................      12,447,307       12,556,467       12,401,473       12,481,947
                                                                    ============     ============     ============     ============

PRIMARY INCOME (LOSS) FROM CONTINUING
  OPERATIONS PER COMMON SHARE AND COMMON SHARE
  EQUIVALENTS ..................................................    $       (.01)    $        .03     $        .02     $        .04

PRIMARY INCOME (LOSS) FROM DISCONTINUED
  OPERATIONS PER COMMON SHARE AND COMMON SHARE
  EQUIVALENTS ..................................................            (.02)             .01             (.06)             .01
                                                                    ------------     ------------     ------------     ------------

PRIMARY INCOME (LOSS) PER COMMON SHARE AND COMMON
  SHARE EQUIVALENTS ............................................    $       (.03)    $        .04     $       (.04)    $        .05
                                                                    ============     ============     ============     ============

COMPUTATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE:
   Net income (loss) from continuing operations ................    $   (135,587)    $    390,584     $    240,303     $    603,967
   Preferred stock dividend requirements .......................         (11,688)         (13,597)         (36,439)         (42,473)
   Decrease in net income applicable to common stock for-
     Preferred stock dividends not incurred upon assumed
     conversion of preferred stock .............................          11,688           13,597           36,439           42,473

     Net income (loss) from continuing operations
      applicable to common stockholders ........................        (135,587)         390,584          240,303          603,967

     Income (loss) from discontinued operations ................        (281,983)         101,629         (639,874)         120,911
                                                                    ------------     ------------     ------------     ------------

     Net income (loss) applicable to common stockholders .......    $   (417,570)    $    492,213     $   (399,571)    $    724,878
                                                                    ============     ============     ============     ============

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
  OUTSTANDING ..................................................      12,447,307       11,978,117       12,401,473       11,914,074

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF OPTIONS AND WARRANTS ...................         299,925          578,350          432,610          567,873

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF THE PREFERRED STOCK ....................         566,661          658,689          587,829          686,074
                                                                    ------------     ------------     ------------     ------------
WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
  EQUIVALENTS ..................................................      13,313,893       13,215,156       13,421,912       13,168,021
                                                                    ============     ============     ============     ============

                                                                      EXHIBIT 11
                                                                     (Continued)

                              DOCUCON, INCORPORATED
                  COMPUTATION OF EARNINGS PER SHARE (Continued)
                                   (Unaudited)

                                                                           THREE MONTHS                     NINE MONTHS
                                                                         ENDED SEPTEMBER 30              ENDED SEPTEMBER 30
                                                                      ------------------------       -----------------------
                                                                         1997            1996           1997           1996
                                                                      --------        --------       --------       --------
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON
  SHARE AND COMMON SHARE EQUIVALENTS .............................    $   (.01)(a)    $    .03(a)    $    .02 (a)   $    .05(a)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON
  SHARE AND COMMON SHARE EQUIVALENTS .............................        (.02)(a)         .01(a)        (.05)(a)        .01(a)
                                                                      --------        --------       --------       --------

INCOME (LOSS) PER COMMON SHARE AND COMMON SHARE EQUIVALENTS
  ASSUMING FULL DILUTION .........................................    $   (.03)(a)    $    .04(a)       $(.03)(a)   $    .06(a)
                                                                      ========        ========       ========       ========

(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3 percent or is antidilutive.